                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the registrant [ ]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ ] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             IRWIN FINANCIAL CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 29, 1999

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation (the "Corporation") will be held at the Ramada Inn, 2485 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 29, 1999, at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect a Board of Directors to serve for the ensuing year;

               2. to act upon the confirmation of independent auditors for the calendar year 1999;

               3. to approve the Irwin Financial Corporation Employees' Stock
                  Purchase Plan III;

               4. to approve the Irwin Financial Corporation 1999 Outside
                  Director Restricted Stock Compensation Plan;

               5. to amend the Articles of Incorporation to increase the total number of authorized Preferred Shares of the Corporation;

               6. to amend the Articles of Incorporation to delete an outdated section of Article V;

               7. to hear such reports as may be presented; and

               8. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  A copy of the Corporation's Annual Report to Shareholders for 1998 is enclosed and a Proxy Statement accompanies this notice.

                  Matt Souza, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 29, 1999

General Information
--------------------------------------------------------------------------------

                  This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors of Irwin Financial Corporation (the "Corporation") of proxies to be used at the Corporation's Annual Meeting of Shareholders on Thursday, April 29, 1999, at the Ramada Inn, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  The costs of the solicitation of proxies in the accompanying form will be borne by the Corporation. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to the Secretary of the Corporation. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  The main offices of the Corporation are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 30, 1999.

 1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 11, 1999, will be entitled to vote. On March 11, 1999, there
                  were         common shares outstanding and entitled to vote.
                  Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 11, 1999, for persons known by management to beneficially own more than 5% of the common shares of the Corporation. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

                        -------------------------------------------------------------------------------------------
                        Title of                                            Amount and Nature of
                        Class                Name and Address               Beneficial Ownership    % of Class
                        -------------------------------------------------------------------------------------------

                        Common               IFC Trust Under Trust             5,160,592(1)               %
                        Shares               Agreement
                                             dated 6/29/90,
                                             Clementine M. Tangeman,
                                             Donor,
                                             Irwin Miller, Trustee
                                             301 Washington Street
                                             Columbus, Indiana

                        Common               Irwin Miller                    5,304,972(1,2)               %
                        Shares               301 Washington Street
                                             Columbus, Indiana

                        Common               William I. Miller              10,835,607(1,3)               %
                        Shares               500 Washington Street
                                             Columbus, Indiana
                        -------------------------------------------------------------------------------------------

                1. Certain shares owned by the IFC Trust (5,160,592 shares which were donated to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (5,160,544 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 10,321,136 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days but subject to certain contingencies.

                2. Includes 130,000 shares owned by Mr. Irwin Miller's wife,
                   Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest; 9,024 shares as to which Mr. Miller holds voting and investment power; 4,604 shares held for the account of Mr. Irwin Miller under the Corporation's Outside Director Restricted Stock Compensation Plan as to which Mr. Miller holds sole voting power but no investment power; and 800 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options. See "Outside Director Restricted Stock Compensation Plan."

                3. See Footnote 1 above. Includes 167,525 shares as to which Mr.
                   Miller holds voting and investment power; 22,812 shares that Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest; 2,289 shares that are held in the 1998 William I. Miller Annual Exclusion Trust, Lynne M. Maguire, Trustee, for which Mr. Miller expressly disclaims any beneficial interest; and 321,845 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

 2.

Security Ownership
of Management:    The following information is given as of March 11, 1999, for the nominees for directors, individually, and all executive officers of the Corporation as a group.

--------------------------------------------------------------------------------

                          Title of             Name of            Amount and Nature of
                            Class          Beneficial Owner      Beneficial Ownership(4)      % of Class
                        --------------------------------------------------------------------------------
                        Common Shares  Sally A. Dean(3)                    10,178                    %
                        Common Shares  David W. Goodrich(3)                14,724                    %
                        Common Shares  John T. Hackett(3)                  27,988                    %
                        Common Shares  William H. Kling(3)                  8,309                    %
                        Common Shares  Brenda J. Lauderback(3)              2,988                    %
                        Common Shares  John C. McGinty, Jr.(3)             11,100                    %
                        Common Shares  Irwin Miller(3)                  5,304,972(1)                 %
                        Common Shares  William I. Miller(3)            10,835,607(2)                 %
                        Common Shares  John A. Nash(3)                    583,715                    %
                        Common Shares  Lance R. Odden(3)                   11,181                    %
                        Common Shares  Theodore M. Solso(3)                21,194                    %
                        Common Shares  Director Nominees and
                                       Executive Officers as a
                                       Group (24 persons)              12,236,026(5)                 %
                        -------------

                1. See Footnotes 1 and 2 under "Voting Securities and Principal
                   Holders."

                2. See Footnotes 1 and 3 under "Voting Securities and Principal
                   Holders."

                3. Director nominee.

                4. For director nominees, Dean (5,078 shares), Goodrich (3,668 shares), Hackett (2,800 shares), Kling (5,809 shares), Lauderback (2,288 shares,) McGinty (6,752 shares), Irwin Miller (4,604 shares), Odden (5,809 shares) and Solso (5,490 shares), includes shares as to which the director nominee holds sole voting power but no investment power under the Corporation's Outside Director Restricted Stock Compensation Plan.

                5. Includes shares which the following director nominees and executive officers have the right to acquire within 60 days of the record date through the exercise of stock options:
                   William Miller (321,845 shares), Nash (278,210 shares), other director nominees and executive officers (307,520 shares). Also includes an aggregate of 42,298 shares held for the accounts of nine director nominees as to which the director nominees hold sole voting power, but limited or no investment power. See "Outside Director Restricted Stock Compensation Plan" and Footnote 4 above.

 3.

1. Election of Directors
--------------------------------------------------------------------------------

                  Eleven directors are to be elected to the Corporation's Board of Directors at the Annual Meeting. Proxies granted for use at the Annual Meeting cannot be voted for more than eleven nominees.

                  Directors are elected annually to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of the nominees named in the following table. Management has no reason to believe that any nominee named herein will be unable to serve. However, should any nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee shall reduce the size of the Board to a number that shall be equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 11, 1999, (a) the name, age, year in which the nominee was first elected as a director of the Corporation or of Irwin Union Bank and Trust Company, and principal occupation for the past five years of each nominee for election as a director; (b) the percentage of the total number of meetings of the Board of Directors of the Corporation, and meetings of committees of the Board of Directors of the Corporation of which the director is a member, attended by each director during 1998; and (c) all other directorships held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company. There are no family relationships among any of the director nominees or executive officers, except that William I. Miller is the son of Irwin Miller.

                  --------------------------------------------------------------

Sally A. Dean     Sally A. Dean
                  (Director since 1995)


                  Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (investment bank). She serves as Chairman of the Paideia School Endowment Board and Trustee and Immediate Past President of the Board of Trustees, Randolph-Macon Woman's College. In 1998, Ms. Dean attended 100% of the Corporation's Board and Committee meetings of which she is a member. Age 50.
                  --------------------------------------------------------------


 4.

David W. Goodrich        David W. Goodrich
                         (Director since 1986)
                         Mr. Goodrich is President of the Indianapolis, Indiana Colliers Turley Martin Tucker
                         Company (realty company). He is the Vice Chairman of Clarian Health Partners, Inc., Vice
                         President of the Board of Citizens Gas and Coke Utility; Board member of American United
                         Life Insurance Company and Colliers Turley Martin Tucker Company. In 1998, Mr. Goodrich
                         attended 100% of the Corporation's Board and Committee meetings of which he is a member.
                         Age 51.
                         ------------------------------------------------------------------------------------------

John T. Hackett          John T. Hackett*
                         (Director since 1981)
                         Mr. Hackett is Managing General Partner of CID Equity Partners, L.P. (a private equity investment partnership). He is a board member of Meridian Insurance Group, Inc., the
                         Wabash National Corp., and the Ball Corporation. In 1998, Mr. Hackett attended 100% of the
                         Corporation's Board and Committee meetings of which he is a member. Age 66.
                         ------------------------------------------------------------------------------------------

William H. King          William H. Kling
                         (Director since 1993)
                         Mr. Kling has been President of Minnesota Public Radio since 1966(regional network of 29 public radio stations). In 1987, he became the President of the Greenspring Company (a diversified media, direct marketing, and mail order company). He is a board member of The
                         St. Paul Companies, The Wenger Corporation, Media One of St. Paul and several Funds of the
                         American Funds family of the Capital Group. In 1998, Mr. Kling attended 100% of the
                         Corporation's Board and Committee meetings of which he is a member. Age 56.
                         ------------------------------------------------------------------------------------------

Brenda J. Lauderback     Brenda J. Lauderback
                         (Director since 1996)
                         Ms. Lauderback was Former President of the Wholesale Group of the Nine West Group, Inc.
                         She is a board member of Consolidated Stores, a Trustee for the Hord Foundation, and
                         serves on the Advisory Committee of For All Kids Foundation. In 1998, Ms. Lauderback
                         attended 100% of the Corporation's Board meetings. Age 48.
                         ------------------------------------------------------------------------------------------

John C. McGinty, Jr.     John C.McGinty Jr.*
                         (Director since 1939)
                         Mr. McGinty is President of Peregrine Associates, Inc.(healthcare, governance, and leadership consulting firm). He is the Managing Director of The Greeley Company
                         (healthcare leadership consulting, strategic planning, education, and publications). From
                         1986 to 1997, Mr. McGinty was the President and Chief Executive Officer of Southeastern
                         Indiana Health Management, Inc. and Columbus Regional Hospital. In 1998, Mr. McGinty
                         attended 100% of the Corporation's Board and Committee meetings of which he is a member.
                         Age 48.
                         ------------------------------------------------------------------------------------------

 5.

Irwin Miller             Irwin Miller(1)
                         (Director since 1939)
                         Mr. Miller is the former Chairman of Cummins Engine Company, Inc. (manufacturer of diesel engines). He is a former director of Cummins Engine Company, Inc. and a member of the
                         Business Council, The American Academy of Arts and Sciences, and the American
                         Philosophical Society. In 1998, Mr. Miller attended 40% of the Corporation's Board and
                         Committee meetings of which he is a member. Age 89.
                         ------------------------------------------------------------------------------------------

William I. Miller        William I. Miller*
                         (Director since 1985)
                         Mr. Miller is Chairman of Irwin Financial Corporation. He is a director of Cummins Engine
                         Company, Inc., The Tennant Company, Public Radio International, and the New Perspective
                         Fund, Inc. of the American Funds family of the Capital Group. He is a Trustee of
                         EuroPacific Growth Fund of the American Funds family of the Capital Group and Taft School.
                         In 1998, Mr. Miller attended 100% of the Corporation's Board and Committee meetings of which he is a member. Age 42.
                         ------------------------------------------------------------------------------------------

John A. Nash             John A. Nash*
                         (Director since 1972)
                         Mr. Nash is Chairman of the Executive Committee and the President of Irwin Financial
                         Corporation. He is the past Chairman of the Columbus Indiana Economic Development Board
                         and the Chairman of the Board of Trustees of Columbus Regional Hospital. In 1998, Mr. Nash
                         attended 100% of the Corporation's Board and Committee meetings of which he is a member.
                         Age 61.
                         ------------------------------------------------------------------------------------------

Lance R. Odden           Lance R. Odden
                         (Director since 1991)
                         Mr. Odden is President of Taft School (private educational institution). He has been
                         Headmaster since 1972. Mr. Odden is a Trustee of the National Association of Independent
                         Schools, The Gunnery School, and The Mattuck Museum. In 1998, Mr. Odden attended 89% of the Corporation's Board and Committee meetings of which he is a member. Age 59.
                         ------------------------------------------------------------------------------------------

Theodore M. Solso        Theodore M. Solso*
                         (Director since 1993)
                         Mr. Solso is President and Chief Operating Officer of Cummins Engine Company, Inc. He
                         served as Executive Vice President and Chief Operating Officer of Cummins during 1994 and
                         1995. Mr. Solso was Executive Vice President-Operations of Cummins from 1992 to 1994. He is a board member of the Cyprus AMAX Minerals Company, and Cummins Engine Company, Inc.,
                         and a Trustee of DePauw University. In 1998, Mr. Solso attended 100% of the Corporation's
                         Board meetings. Age 52.
                         ------------------------------------------------------------------------------------------

 6.

                * Member of the Executive Committee

                1. Includes service as a director of Irwin Union Bank and Trust
                   Company prior to the formation of the Corporation in 1972.

                  There are no material proceedings to which any director, executive officer, or affiliate of the Corporation, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Corporation, or any associate of any such director, executive officer, affiliate, or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

Compliance with
Section 16(a)
of the Securities
Exchange
Act of 1934       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Corporation. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

                  To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent shareholders were met.

 7.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held five meetings in 1998.

                  The Corporation's Audit Committee has primary responsibility for the discharge of the following functions: recommendation of the firm to be employed as the Corporation's independent auditors; consultation with the independent auditors with regard to the plan of audit; review, in consultation with the independent auditors, of the report of audit, or proposed report of audit, and the accompanying management letter, if any; review and direction of the work performed by the internal audit department of the Corporation; review of regulatory examination reports received by the Corporation and its subsidiaries; and consultation with the independent and internal auditors with regard to the adequacy of internal controls. In 1998, the Audit Committee was composed of directors Dean, Hackett, and McGinty. The Committee held four meetings during 1998.

                  The Corporation's Compensation Committee reviews and considers recommendations from management concerning the executive compensation policies, employee benefit plans and the salary administration program of the Corporation, which includes an annual review of the total compensation and recommended adjustments for all officers of the Corporation and its subsidiaries. The Committee administers the Management Performance Plan and the Long-Term Performance Plan. The Committee also administers existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. The Committee members are Dean, Goodrich, and Kling. The Compensation Committee held two meetings in 1998.

                  The Corporation's Nominating Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors, director compensation, and the retirement policy for directors. On the basis of these general determinations, the Committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by the Committee; however, no formal procedures have been developed to consider such recommendations. In 1998, the members of the Nominating Committee were directors Goodrich, McGinty, W. Miller, Nash, and Odden. The Nominating Committee held four meetings in 1998.

                  The Corporation's Executive Committee acts on the Board's behalf at such times as may be designated by the Board pursuant to the conduct of the business of the Board. In 1998, the members of the Executive Committee were directors Hackett, McGinty, W. Miller, Nash, and Solso. The Executive Committee held no meetings in 1998.

 8.

Outside Director
Compensation      Under the outside directors' fee schedule, effective January
                  1, 1997, each outside director of the Corporation earns a retainer of $15,000 for one year's service. $5,000 of the retainer is paid in the form of stock options. The remainder of the retainer is payable in cash, additional stock options, or in common shares issued pursuant to the Outside Director
                  Restricted Stock Compensation Plan.

                  In addition to the annual retainer described above, in 1998, each outside director of the Corporation received $1,000 for attendance at each meeting of the Board of Directors of the Corporation, $1,000 for attendance at each meeting of a subsidiary Board, $500 for attendance at each meeting of a committee of the Board of Directors, and $350 for attendance at each meeting of a committee of the Board of Directors of a subsidiary company.

                  The Outside Director Restricted Stock Compensation Plan (the "Plan") covers only non-employee directors of the Corporation and its subsidiaries. The Plan allows an outside director to elect to receive his or her annual retainer and/or meeting fees in cash or in common shares with a market value equivalent to the cash. The Plan permits the grant of up to 540,000 common shares over a ten-year period. Grants under the Plan may be for one or more years of future service, and in such cases, the common shares granted under the Plan are forfeitable until vested in accordance with the Plan.

                  The Plan is administered by a Committee, appointed by the Board of Directors. Directors may elect vesting of common shares issued pursuant to multiple-year grants in equal amounts at the end of each year covered by the grant. Common share certificates issued by the Plan Committee are held by the Corporation for at least two years prior to their delivery to participants. Upon cessation of a participant's service as an outside director for any reason other than ordinary retirement, permanent disability, or death, non-vested common shares will revert to the Corporation. Directors have voting and dividend rights with respect to granted shares commencing on the date of grant, but may not sell, pledge, or otherwise transfer or encumber any such shares until they are vested, or the director receives certificates representing such shares from the Corporation, whichever is later.

                  During 1998, director nominees Dean, Goodrich, Hackett, Kling, Lauderback, McGinty, Irwin Miller, Odden, and Solso participated in the Plan. At present, a total of 42,298 common shares are registered in the names of the participating director nominees. Other grants made under the Plan since its inception in 1989 total 57,664 common shares. A total of 99,962 shares have been granted to participants in the plan.

                  No other fees are paid to directors for services rendered in that capacity. Directors who are officers of the Corporation or any of its subsidiaries do not receive any directors' fees.

 9.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chairman (the Corporation does not formally use the title of Chief Executive Officer) and each of the four other most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1996, 1997 and 1998:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                              Long-Term
                                                                                            Compensation        All Other
                                                                Annual Compensation(1,4)       Awards        Compensation(7)
                        ----------------------------------------------------------------------------------------------------
                         Name & Principal Position      Year    Salary(2)      Bonus(3)     Option/SAR(#)
                                    (a)                 (b)        (c)           (d)             (g)               (i)
                        ----------------------------------------------------------------------------------------------------
                        William I. Miller               1998     $393,000      $440,000        28,020          8$0,624(5,6)
                        Chairman                        1997     $374,600      $425,863        42,180          6$9,481(5,6)
                                                        1996     $347,200      $437,588        41,400          4$9,328(5,6)
                        ----------------------------------------------------------------------------------------------------
                        John A. Nash                    1998     $295,000      $240,000        16,760         19$2,988(5,6)
                        President                       1997     $281,667      $232,902        27,240         15$8,886(5,6)
                                                        1996     $273,000      $234,250        33,800         15$0,752(5,6)
                        ----------------------------------------------------------------------------------------------------
                        Rick L. McGuire                 1998     $213,333      $289,007         2,420          1$0,172(6,8)
                        President-Irwin                 1997     $200,000      $227,286         4,320          1$0,172(6,8)
                        Mortgage Corporation            1996     $185,000      $226,700         6,800           $9,772(6,8)
                        ----------------------------------------------------------------------------------------------------
                        Thomas D. Washburn              1998     $186,667      $133,000         6,140           $3,269(6)
                        Senior Vice President and       1997     $175,000      $128,709        12,500           $3,840(6)
                        Chief Financial Officer         1996     $161,667      $125,606        14,800           $2,445(6)
                        ----------------------------------------------------------------------------------------------------
                        Claude E. Davis                 1998     $150,000      $105,710         3,700           $2,925(6)
                        President-Irwin Union           1997     $138,000      $110,242         6,960           $3,840(6)
                        Bank and Trust Company          1996     $130,000      $ 56,767        11,200           $3,840(6)
                        ----------------------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to Corporation savings plans.

                3. Includes short-term bonus payments from the Corporation and certain subsidiaries.

                4. With respect to each individual named in the Summary
                   Compensation Table there were no perquisites or other personal benefits, securities or property which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Includes accruals made under a Supplemental Retirement
                   Benefit Plan. See "Supplemental Retirement Benefit Plan." (See Note 7.)

                6. Includes contributions by the Corporation or certain
                   subsidiaries to qualified savings plans. (See Note 7.)

                7. Detailed information relevant to the "All Other Compensation"
                   column in the Summary Compensation Table above is shown in the following table.

                8. Excludes compensation payable to Rick L. McGuire under the terms of the Inland Mortgage Corporation Long-Term Incentive Plan disclosed elsewhere herein. (See Long-Term Incentive Plans.)

 10.

--------------------------------------------------------------------------------

                                                                                 Qualified         Corporate Life
                                      Name                        SERP          Savings Plan         Insurance
                        -----------------------------------------------------------------------------------------
                                                                   1998              1998                1998
                        -----------------------------------------------------------------------------------------
                        William I. Miller                       $76,784            $3,840              0
                        John A. Nash                            $189,148           $3,840              0
                        Rick L. McGuire                             0              $7,400            2$,772
                        Thomas D. Washburn                          0              $3,269              0
                        Claude E. Davis                             0              $2,925              0
                        -----------------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
--------------------------------------------------------------------------------

                  The following table contains information concerning the grant of stock options under the Corporation's 1997 Stock Option Plan to the named executive officers:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                  Percent of                                Alternative to (f)
                                                                    Total                                        and (g):
                                                                 Options/SARs     Exercise                   Grant Date Value
                                                  Options/        Granted to      or Base                   ------------------
                                                    SARs          Employees        Price      Expiration        Grant Date
                                Name             Granted(1)#    in Fiscal Year     ($/SH)        Date        Present Value(2)
                                 (a)                 (b)             (c)            (d)          (e)               (h)
                        ------------------------------------------------------------------------------------------------------
                        William I. Miller          28,020           21.85%        $28.1875    4/20/2008          $343,245
                        John A. Nash               16,760           13.07%        $28.1875    4/20/2008          $205,310
                        Rick L. McGuire             2,420            1.89%        $28.1875    4/20/2008          $ 29,645
                        Thomas D. Washburn          6,140            4.79%        $28.1875    4/20/2008          $ 75,215
                        Claude E. Davis             3,700            2.88%        $28.1875    4/20/2008          $ 45,325

                  --------------------------------------------------------------

                1. All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2. Total option values shown in Column (h) were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of .25, an expected future dividend yield of .01, and a risk-free rate of return of .0585. The Binomial model suggests a valuation of $12.25 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $12.14 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation which the Corporation does not believe exists and which therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of the Corporation's stock price.

 11.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      AGGREGATED OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                        ----------------------------------------------------------------------------------------------------------
                                                 Shares
                                                Acquired                    Number of Unexercised
                                                   on                      Options/SARs at Fiscal         Value of Unexercised
                                                Exercise      Value               Year-End              In-the-Money Options/SARs
                                Name              (#)       Realized                 (#)                  at Fiscal Year-End(1)
                        ----------------------------------------------------------------------------------------------------------
                                                                             (d)                           (e)
                                 (a)              (b)          (c)       Exercisable   Unexercisable   Exercisable   Unexercisable
                        ----------------------------------------------------------------------------------------------------------
                        William I. Miller        n/a           n/a         293,945        52,455       $5,890,148      $455,816
                        John A. Nash             n/a           n/a         258,760        34,640       $5,397,734      $323,559
                        Rick L. McGuire          9,000     $309,847.50      41,665         5,675       $  865,185      $ 57,263
                        Thomas D. Washburn       6,000     $860,895.00      80,285        14,555       $1,575,723      $145,541
                        Claude E. Davis          4,000     $ 91,210.00      42,605         9,055       $  804,283      $ 93,268
                        ----------------------------------------------------------------------------------------------------------

                1. The 1998 year-end stock price was $27.19 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during the last fiscal year under the Inland Mortgage Corporation Long-Term Incentive Plan to named executive Rick McGuire. The award represents an accrued liability. This award is performance based with targets established by the Board of Directors of Irwin Mortgage Corporation.

                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                           Number of
                                            Shares,          Performance or
                                           Units or        Other Period Until         Estimated Future Payouts
                                             Other            Maturation or          Under Non-Stock Price-Based
                             Name           Rights               Payout                    Plans ($ or #)
                              (a)             (b)                  (c)                           (d)
                        ----------------------------------------------------------------------------------------
                                                        Deferrable Compensation
                        Rick L. McGuire    $144,265     under Terms of the Plan               $144,265
                        ----------------------------------------------------------------------------------------

 12.

                                        PENSION PLAN TABLE
                  --------------------------------------------------------------

                                                                          Years of Service
                        -------------------------------------------------------------------------------
                        Remuneration                           15       20       25       30       35
                        -------------------------------------------------------------------------------
                        $ 50,000                             11,600   15,500   19,300   19,900   20,500
                          75,000                             18,900   25,200   31,500   32,900   34,400
                         100,000                             26,200   35,000   43,700   45,900   48,200
                         125,000                             33,500   44,700   55,900   58,900   62,000
                         150,000                             40,800   54,500   68,100   71,900   75,800
                         175,000                             43,800   58,400   72,900   77,100   81,300
                         200,000                             43,800   58,400   72,900   77,100   81,300
                         225,000                             43,800   58,400   72,900   77,100   81,300
                         250,000                             43,800   58,400   72,900   77,100   81,300
                         275,000                             43,800   58,400   72,900   77,100   81,300
                         300,000                             43,800   58,400   72,900   77,100   81,300
                         350,000                             43,800   58,400   72,900   77,100   81,300
                         400,000                             43,800   58,400   72,900   77,100   81,300
                         450,000                             43,800   58,400   72,900   77,100   81,300
                         500,000                             43,800   58,400   72,900   77,100   81,300
                        -------------------------------------------------------------------------------

Pension Plan      A non-contributory qualified defined benefit Employees'
                  Pension Plan is maintained by the Corporation and certain of its subsidiaries. The Plan provides principally for retirement benefits to substantially all of the officers and employees of these companies. Under the provisions of the Plan, participating companies will contribute assets sufficient to pay all benefits to Plan participants. Contributions to the Plan are actuarially determined to fund the Plan's current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years of credited service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under the Plan.

                  The table above shows the estimated annual benefits payable, based upon reasonable assumptions, under the Plan as in effect on December 31, 1998. Basic wages considered for the Plan are for the five consecutive Plan years of highest compensation, and include basic compensation, commissions, and payments from short-term bonus plans. In accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, basic wages above $160,000 are not used in the calculation of Plan benefits.

                  The current years of service at December 31, 1998, for the individuals named in the compensation tables above, are as follows: Mr. Nash (32), Mr. Washburn (22), Mr. Davis (11), and Mr. Miller (8). Mr. McGuire is not covered by the Plan.

                  Benefits listed in the pension plan table are payable as straight life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. The Plan was amended effective January 1, 1994. For service after January 1, 1994, Mr. Washburn will receive an additional benefit accrual equal to 45% of his usual benefit. For service after January 1, 1994, Mr. Miller will receive an additional benefit accrual equal to 75% of his usual benefit.

 13.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved the Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar Plan was approved prior to 1992 for John A. Nash. The Plan provides Mr. Miller with an amount of company-provided benefits not provided under the Pension Plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Criteria used to determine amounts payable under the supplemental Plan are the same as those used by the Pension Plan; that is, service with the Corporation, age at retirement, and earnings. Benefits are measured in the same manner as under the Pension Plan, using credited service with the Corporation. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  No member of the Compensation Committee of the Corporation's Board of Directors was, during 1998, an officer or employee of the Corporation or any of its subsidiaries.

Board Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Members of the Committee are Ms. Sally A. Dean, Mr. David W. Goodrich, and Mr. William H. Kling. Set forth below is a report submitted by Ms. Dean and Messrs. Goodrich and Kling in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 1998. The Corporation does not formally use the title "Chief Executive Officer." The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

       I. Compensation Policy for Executive Officers
       -------------------------------------------------------------------------
                  The Compensation Committee believes that compensation plans make up only one element in the overall management system of the Corporation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving the Corporation's goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that the Corporation's compensation system grow out of and be consistent with our corporate philosophy, our mission and our strategy. Accordingly, what we believe (our Guiding Philosophy), what we want to be (our mission), what we want to do (our strategy), and the kinds of people needed to bring that vision to life are the starting points for developing our philosophy and system of compensation.

 14.

                  The Corporation's executive compensation system focuses on the total compensation package of the Corporation's top executives. The Corporation's objective is to correlate total compensation with company performance so that median performance relative to similar companies in its industry will produce median total compensation for individuals relative to comparable positions in peer companies, inferior performance will produce below median compensation, and superior performance will produce above median compensation.

                  This approach requires that the Corporation start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success.

                  The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. Consumer finance companies consider origination volume. The Corporation's strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Accordingly, asset growth in itself is not one of the strategic objectives of the Corporation, and the Corporation's success at pursuing its strategy is not best defined only by asset size, loan volume, or servicing size. As a result, in calibrating the scope of responsibility of a given position, the Corporation looks at comparable positions in other companies in multiple asset-size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholders' perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph which follows this report.

                  All of the Corporation's operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Five different market compensation comparisons were considered for the Chairman in 1998.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. When reliable information on the present value of long-term grants is available, it is used as additional support for compensation decisions.

 15.

                  The percent of total compensation that is variable increases with the executive's position with the Corporation. This approach is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Committee review a summary of individual performance over the past year including key accomplishments, strengths, and weaknesses. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

 16.

       II. The Elements of Executive Compensation and Corporate Performance

       -------------------------------------------------------------------------

                  There are three elements of Executive Compensation and Corporate Performance: Base Salary, Annual Short-Term Bonus, and Long-Term Incentives.

                  A. Base Salary

                  Turning to a review of each of the elements of the total compensation package, base salary is important in achieving one of the Corporation's compensation goals which is attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group in that industry. The total base salary paid to the Chairman in 1998 was $393,000, up 5% from 1997.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a variable current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a payment target expressed as a percentage of base salary. The Corporation believes that this method, when combined with properly selected performance targets, rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company presidents receive part of their target annual bonuses based upon the performance of their respective companies, and part based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between operating companies.

                  We believe that the best performance targets are those which are objectively and consistently measured, as well as easily understood by participants. The bonus plans of the Corporation and its operating companies include return on equity or a proxy therefor as a key performance measure. Specific performance targets for each year are approved by the board of directors of each operating company and of the Corporation and are based upon a variety of factors including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance. Bonus payments begin at a threshold level and increase proportionately as performance increases.

                  The short-term bonus design includes a mechanism to smooth, over three year rolling periods, the payment of amounts greater than twice target performance and less than threshold performance.

                  C. Long-Term Incentives

                  Long-term incentive plans are provided to supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company.

 17.

                  Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. Existing stock option plans of the Corporation include the ability to grant stock appreciation rights in addition to options.

 18.

       III. Formulation of the Chairman's Compensation
       -------------------------------------------------------------------------

                  The Chairman's current compensation package includes a base salary of $400,000 plus an annual bonus at target performance of 55% of base salary or $220,000. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used five different market surveys for the Chairman's position in 1998. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to the Chairman for 1998 was $833,000, up 4% from 1997. Return on average equity for 1998 was 22.84%, compared to 19.66% in 1997. We believe that both returns are in the top decile of peer performance. Total shareholder return (including dividends and price appreciation) was 30.59% for 1998 and 70.6% for 1997 for Irwin Financial. These returns compare to -9.74% in 1998 and 20.6% in 1997 for the Russell 2000 Financial Services Sector Index.

                  For long-term incentive compensation purposes, the Chairman received an option grant of 28,020 shares in 1998 at an exercise price of $28.1875 per share (representing the mean between the high and low prices on the grant date). The Chairman also has received the following grants:
--------------------------------------------------------------------------------

                        Year                                             Number of Options   Exercise Price
                        -----------------------------------------------------------------------------------
                        1997                                             42,180              $13.6875
                        1996                                             41,400              10.65625
                        1995                                             54,800              7.84375
                        1994                                             66,400              5.6875
                        1993                                             57,600              5.525
                        1992                                             56,000              2.953125
                        -----------------------------------------------------------------------------------

                  These seven grants are the only long-term grants outstanding for the Chairman. Through employment of the "Binomial" option pricing models, we estimate that the present value of the 1998 options at grant date was $343,245.

                    Sally A. Dean       David W. Goodrich       William H. Kling

 19.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                             1993    1994    1995    1996    1997    1998
----------------------------------------------------------------------------------------------
                           Irwin Financial     100     109     164     206     351     458
----------------------------------------------------------------------------------------------
                              Russell 2000     100      98     126     147     177     173
----------------------------------------------------------------------------------------------
    Russell 2000 Financial Services Center     100     101     140     177     231     208
----------------------------------------------------------------------------------------------

                1. The Corporation is included in both the Russell 2000 and the
                   Russell 2000 Financial Services indices.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain directors and officers of the Corporation or its subsidiaries, and the associates of such persons, were customers of and had transactions with subsidiaries of the Corporation in the ordinary course of business during the past year, including insurance services, corporate and personal trust services, and general commercial and mortgage banking business. Additional transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other employees and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, the Estate of Clementine
                  M. Tangeman, and William I. Miller purchased commercial paper from the Corporation from time to time during the year. The maximum amount outstanding during 1997 was $21,602,536 and the amount outstanding at year end was $18,807,537. In the opinion of management, the rates paid by the Corporation on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

 20.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Messrs. Miller and the Estate of Clementine M. Tangeman purchased insurance services (offered by a subsidiary of Irwin Union Bank, Irwin Union Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions in 1998 of approximately $26,004. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  During 1998, the Corporation made payments totaling $45,600 to a company controlled by Messrs. Miller and the Estate of Clementine M. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to the Corporation than, the cost of hiring an additional employee.

                  On November 3, 1998, the Corporation purchased a 12.5% interest in a Hawker 800 aircraft owned by Cummins Engine Company, Inc., primarily for the purpose of enhancing the Chairman's productivity by reducing travel time, leading to increased time available at business meetings and the office. The Corporation paid $1,176,888 for its ownership interest. Concurrently, Cummins agreed to provide maintenance and flight services for the aircraft for management fees and operating costs estimated to be $139,984 for 1999. The agreement terminates on December 31, 2001 at which time Cummins will repurchase the aircraft. The Corporation also entered into a timeshare agreement with Cummins for the use of a substitute aircraft when the jointly-owned aircraft is undergoing major maintenance. The costs charged under the timeshare agreement are those permitted by Federal Aviation Regulations. The costs and terms associated with the ownership interest and operation of the aircraft were considered at least as favorable as other alternative aircraft arrangements. Director nominee William I. Miller is also a director of Cummins Engine Company, Inc. Director nominee Irwin Miller is the former Chairman of Cummins Engine Company, Inc. and was a director of Cummins Engine Company, Inc. until April 7, 1998. Director nominee Theodore M. Solso is President and Chief Operating Officer and a board member of Cummins Engine Company, Inc.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Director Nominee Kling is also a director of The St. Paul Companies. In 1998, Irwin Union Insurance, Inc. received gross agency commissions of $77,221 from The St. Paul Companies. Director Nominee Hackett is a director of Meridian Insurance Group, Inc. In 1998, Irwin Union Insurance, Inc. received gross agency commissions of $103,226 from Meridian Insurance Group, Inc.

2. Confirming Appointment of Auditors
--------------------------------------------------------------------------------

                  The Board of Directors recommends confirmation of the appointment of PricewaterhouseCoopers L.L.P., certified public accountants, to audit the books and accounts of the Corporation for 1999. No member of the firm has any material interest, financial or otherwise, in the Corporation or any of its subsidiaries.

 21.

                  Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board of Directors has decided, as in the past, to ask the Corporation's shareholders to confirm the appointment. The Board of Directors reserves the right, however, to select a new independent accounting firm at any time during the year if the Board of Directors believes, in its discretion, that such a change would be in the best interests of the Corporation and its shareholders.

                  In accordance with past practice, management has invited representatives of PricewaterhouseCoopers L.L.P. to be present at the Annual Shareholders' Meeting. Management expects the representatives to attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. See "Director Meetings and Committees" for information regarding the Corporation's Audit Committee.

 22.

3. Proposal to Adopt an Employee Stock Purchase Plan
--------------------------------------------------------------------------------

                  Subject to approval by the shareholders, the Board of Directors has adopted the Irwin Financial Corporation Employees' Stock Purchase Plan III (the "Plan") pursuant to which full-time employees with six months or more of service will be permitted to purchase common shares of the Corporation. The Corporation intends to register the common shares to be issued under the Plan under the federal securities laws and the Plan will become effective at the same time as such registration. No common shares will be issued or delivered until all applicable federal and state requirements pertaining to the offer and sale of the shares to be issued under the Plan have been satisfied. The essential features of the Plan are summarized below. Copies of the Plan may be obtained by any shareholder upon written request to Matthew F. Souza, Secretary of the Corporation. The Plan is designed to replace the Irwin Financial Corporation Employees' Stock Purchase Plan II, which expires on June 30, 1999 and which was approved by shareholders on April 26, 1994.

Purpose The purpose of the Plan is to provide employees of the Corporation and its subsidiaries with the opportunity and incentive to purchase Corporation common shares in order to provide such employees with a more direct and proprietary interest in the welfare of the Corporation. All employees of the Corporation or its subsidiaries are eligible to participate in the Plan after the completion of six (6) or more months of service, except employees with customary employment of less than twenty (20) hours per week, and employees with customary employment of not more than five (5) months in any calendar year. Management estimates that approximately 1700 employees will be eligible to participate in the Plan.

Administration    The Plan will be administered by a committee which shall
                  consist of three members appointed by and serving at the discretion of the Board of Directors (the "Committee"). Each member will be a director, officer, or other employee of the Corporation. The Committee will have the power to interpret and construe the provisions of the Plan. The Board of Directors will appoint a custodian to maintain a record of each participant's interest in the Plan. The custodian may be removed by the Board of Directors on thirty (30) days' written notice. The Corporation will register common shares as designated by participants and deliver such common shares to participants in the Plan. Participants will have no right to assign, transfer, pledge or otherwise dispose of funds or rights credited to the Plan on the participant's behalf except pursuant to the terms of the Plan.
Option to
Purchase          The Plan grants to eligible employees who become participants the option to purchase up to an aggregate of 750,000 common shares of the Corporation. Shares required to satisfy exercises of this option may be provided out of the Corporation's treasury shares or its authorized and unissued common shares. The Plan provides that no participant may be granted an option under the Plan if such option, when aggregated with similar options under any other stock purchase plan of the Corporation or any of its affiliates, would entitle the participant to purchase common shares having a fair market value in excess of $25,000 for each calendar year in which such option is outstanding at any time. The Plan also prohibits the granting of an option to a participant who, after the option is granted, would own shares possessing five percent (5%) or more of the total combined voting power

 23.

                  or value of all classes of shares of the Corporation or any of its affiliates. Unless terminated earlier by the Board of Directors, the Plan will terminate on the exercise date on which the remaining common shares reserved for the grant of options are insufficient to enable each participant on such date to purchase at least one share.

Payroll DeductionsIn order to participate in the Plan, an eligible employee must authorize his or her employer to deduct a specified amount from the employee's compensation. A participant's authorization remains effective until the participant revokes it by giving notice to the Corporation. The Corporation will transfer all amounts withheld from the participating employee's compensation to the custodian designated by the Board of Directors. The custodian will credit the appropriate amounts to a separate account for each participant. No amount withheld from an employee's compensation pursuant to an authorization under the Plan may be used by the Corporation or any affiliate for any purpose other than the purchase of shares pursuant to the Plan. The Plan provides that the minimum amount of a participant's payroll deduction must be at least $5.00.

Purchase of SharesThe option granted under the Plan will be exercised automatically on behalf of each participant on the first business day following a payday or at such frequency as may be established by the Committee. On the date of each exercise, the custodian will use the funds accumulated in each participant's account to purchase from the Corporation for the participant the largest number of whole shares for which sufficient funds are available in the participant's account. Initially, the option price for the common shares purchased by the custodian under the Plan will be 85% of the closing price of such shares as reported by the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") for the last trading day prior to each exercise date or, if not so reported, as reported by such other source as the Committee shall designate. On March 11, 1999, the closing price of the common shares as reported by the
                  NASDAQ/NMS was $           . Upon written request to the
                  Committee, a participant shall be entitled to receive a certificate representing the number of whole common shares credited to the participant's account. No certificate will be issued representing fractional shares purchased under the Plan. Amounts credited to a participant's account and not used to purchase shares on any exercise date will remain credited to the account and will be available for future purchases. No interest will be paid on amounts held for a participant's account under the Plan.

Withdrawals       A participant may suspend payroll deductions or withdraw from the Plan at any time with proper notice to the Committee. Upon such withdrawal, the custodian will pay any balance in the participant's account to the participant. An employee who withdraws from the Plan will be eligible to participate again in the Plan as of the next quarterly enrollment. If a participant's employment terminates for any reason, the balance of the participant's account with the custodian will be paid to the participant or to the beneficiary designated by the participant in case of the participant's death.

Federal Income Tax
Consequences      The Plan is intended to be an "employee stock purchase plan"
                  as defined in Section 423 of the Internal Revenue Code. As a general matter, an employee who purchases shares under the Plan will not realize any taxable income until disposition of the shares, and the employee's basis in the shares will be the
 24.

                  purchase price. If an employee remains in the employ of the Corporation and holds the shares acquired under the Plan for at least two years from the date of purchase ("holding period"), on disposition of the shares the employee will realize ordinary income in an amount equal to the excess of
                  (i) the lesser of the fair market value of the shares at the date of purchase or date of disposition, over (ii) the purchase price. Any additional gain on the sale after the holding period is long-term capital gain or, if there is no gain on the disposition of the shares after the holding period, any loss incurred is long-term capital loss. For tax purposes, if an employee dies during the holding period, he or she is deemed to have met the holding period as of the date of death. If a participant disposes of shares purchased under the Plan before the expiration of the holding period, other than by death, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price, and the difference between the fair market value of the shares on the date of purchase and the disposition price will be capital gain or loss. The Corporation will not be entitled to any tax deduction in connection with the grant or exercise of the option under the Plan unless a participant disposes of shares acquired under the Plan before the expiration of the holding period, in which case the Corporation will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of such disposition.

Recapitalization  The Plan provides that the number of shares subject to purchase thereunder shall be adjusted to account for certain recapitalizations, share dividends, or share splits effected without receipt of consideration by the Corporation.

Amendments        The Plan may be altered, amended, suspended or discontinued at any time by the Board of Directors with respect to any common shares for which an option has not been granted, except that the Board of Directors may not, without further approval by the holders of a majority of the outstanding common shares of the Corporation, approve an amendment which would (a) increase the maximum number of shares which may be issued under the Plan; (b) change the class of shares which may be issued under the Plan; (c) modify the requirements as to eligibility for participation in the Plan, or (d) change the provisions of the Plan concerning the option price.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PLAN.

4. Proposal to Adopt an Outside Director Restricted Stock Compensation Plan
--------------------------------------------------------------------------------

                  Subject to approval by the shareholders, the Board of Directors has adopted the Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan (the "Plan") pursuant to which outside directors may receive Corporation common shares in lieu of payment of directors fees. The affirmative vote of holders of not less than a majority of the issued and outstanding common shares is required to adopt the Plan. Common shares issued under the Plan will not be issued or delivered until all applicable federal and state securities requirements pertaining to the offer and sale of securities issued under the Plan have been met. The essential features of the Plan are summarized below and

 25.

                  copies of the Plan may be obtained by any shareholder upon written request to Matthew F. Souza, Secretary of the Corporation.

Purpose The Plan is designed to encourage ownership of Corporation common shares by outside directors in order to provide such directors with a more direct and proprietary interest in the welfare of the Corporation and to encourage their continuation as directors. The Plan provides outside directors with the opportunity to elect to receive their annual retainer fees and/or meeting attendance fees (collectively "Director Fees") in the form of common shares rather than in cash. Only outside directors of the Corporation or of its subsidiaries (currently, a total of 16 persons) will be eligible to participate in the Plan.

Administration    The Plan will be administered by a Plan Committee, which shall initially consist of the Secretary of the Corporation. The
                  Plan Committee will have the power to interpret and construe the provisions of the Plan.

Reservation of Shares
                  The Plan permits the issuance of up to 100,000 common shares of the Corporation from July 1, 1999 through December 31, 2009. Authorized but unissued shares and reacquired shares may be made available for issuance under the Plan. The Plan provides that the number of shares that may be issued and subject to each outstanding election shall be adjusted to account for a subdivision or consolidation of shares or other capital adjustment, share dividend, share split, or other increase or decrease in the common shares effected without receipt of consideration by the Corporation.

Election to Receive
Common Shares     The Plan provides that unless an outside director makes an election, Director Fees will be paid in cash. Either or both of the retainer fees and/or meeting fees will be payable at the election of the outside director in the form of a grant of
                  Corporation common shares equal to the cash value of the fees.
                  The number of common shares issued to a director under the
                  Plan will be determined by dividing the market value of one common share into the dollar amount of Director Fees covered by an election. On March 11, 1999 the closing price of the
                  common shares as reported by NASD was $           .

                  Except for 1999 and an election for a calendar year in which a person first becomes an outside director, each election shall be effective for not less than one calendar year but may be made for additional calendar years subject to any limitation imposed by the Plan Committee at the time an election is made. A grant of common shares for multiple years of service will be equal to the value of the cash retainer and meeting fees multiplied by the number of service years covered by the grant.

                  Each outside director may elect to receive grants under the Plan by delivering to the Plan Committee a written election form. Each election made under the Plan will be irrevocable and will be effective only for the Plan year or Plan years to which such election relates. In the event that an outside director elects to receive a grant covering multiple years of prospective service, such director will not be eligible to make another election under the Plan until all years of service pertaining to the multiple year election have been served.

Issuance of
Certificates      Before delivery to outside directors, certificates issued by the Plan Committee will be held by the Corporation Secretary for one year after the last date covered by

 26.

                  the election pursuant to which the common shares were issued, or an earlier date determined by the Committee. Certificates issued under the Plan are subject to forfeiture on a pro rata basis if the outside director recipient does not serve until the end of the Plan year to which such certificates apply. Common shares so forfeited will revert to the Corporation. If cessation of service is due to retirement, death or disability, the Committee may waive the forfeiture provisions with the result that the outside director may receive the common shares to be issued for the full Plan year in which the cessation of service occurs.

Recapitalization  The aggregate number of common shares which may be issued under the Plan will be proportionately adjusted for any increase or decrease in the number of issued and outstanding common shares resulting from a subdivision or consolidation of shares of the Corporation or any other capital adjustment of the Corporation, the payment of a share dividend, a share split, or any other increase or decrease in common shares effected without receipt of consideration by the Corporation. Other than with regard to the laws of descent and distribution and by will, no right to receive shares under the Plan will be assignable or transferable.

Rights as a
Shareholder       An outside director shall have no rights as a shareholder with respect to common shares subject to an election until the date of issuance of a certificate representing those shares. Upon the issuance of a certificate, the shares represented thereby shall be fully paid and nonassessable common shares of the Corporation, the outside director shall have the power to vote those common shares on all matters presented to a vote of the shareholders of the Corporation and shall be entitled to receive all dividends and other distributions declared or paid by the Corporation on those shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued. An outside director shall have no right to sell, pledge, encumber or otherwise dispose of any common shares issued pursuant to the Plan during the time the certificates representing common shares are held by the Secretary, other than for transactions between the outside director and the Corporation or any director of the Corporation or an affiliate.

Term of the Plan
and Amendments    If approved by the holders of a majority of the issued and outstanding common shares voting in person or by proxy at the 1999 Annual Meeting of Shareholders of the Corporation, the
                  Plan shall become effective on July 1, 1999. The Plan shall terminate on December 31, 2009, or on such earlier date as the Board of Directors may determine. No common shares shall be issued under the Plan after the termination date. The Board of Directors, except any members participating in the Plan, may from time to time, alter, amend, suspend, or discontinue the Plan with respect to any common shares for which certificates have not been issued.

Federal Income Tax
Consequences      The issuance of shares to an outside director pursuant to the
                  Plan will have no income tax consequences to the Corporation or the director to the extent the shares are nontransferable and subject to a substantial risk of forfeiture under Section
                  83(a) of the Internal Revenue Code ("Code"). Unless a Code
                  Section 83(b) election is made, the director will be deemed to have received ordinary income in an amount equal to the fair market value of the shares on the date the shares first become either transferable or no longer subject to a substantial risk of forfeiture.

 27.

                  Pursuant to Code Section 83(b) and the Treasury Regulations thereunder, directors receiving shares which are nontransferable and subject to a substantial risk of forfeiture may elect in the alternative to include in income the fair market value of the shares on the date of issuance. An election pursuant to Code Section 83(b) must be made in writing within 30 days of the issuance of the shares to the director pursuant to the Plan, and the election may not be revoked without the consent of the Commissioner of the Internal Revenue Service.

                  The director's basis in the shares will equal the fair market value of the shares on the date used to determine the amount to be included in the director's income as ordinary income. The Corporation generally will be entitled to a deduction, in an amount equal to the amount included in the director's income as ordinary income, in the tax year in which the director is required to include the amount in income. Upon the disposition of shares acquired pursuant to the Plan, the director generally will recognize capital gain or capital loss, as the case may be, to the extent of the difference between the director's basis in the shares and the sale price, provided the director is not a dealer in securities.

                  The Plan does not impose any obligation on the Corporation or any affiliate to nominate any individual for reelection as a director by the shareholders of the Corporation or an affiliate.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PLAN.

5. Approval of Amendment of Articles of Incorporation to Increase Authorized Preferred Shares of the Company.
--------------------------------------------------------------------------------

                  The Company currently has two authorized classes of shares:
                  Common Shares and Preferred Shares. The Board of Directors has adopted, subject to shareholder approval, a proposed amendment to Article V, Section 1 of the Articles of Incorporation of the Company, pursuant to which the number of authorized Preferred Shares would be increased from 50,000 to 4,000,000 shares.

                  No Preferred Shares are presently outstanding. Under the terms of the Articles of Incorporation, the Board of Directors has full authority to issue Preferred Shares and to determine the terms thereof without further approval by the shareholders. The terms of any Preferred Shares, when issued, could include dividend rates, conversion prices and terms, voting rights, redemption prices, maturity dates and similar matters. The ability of the Board of Directors to determine the terms of Preferred Shares and approve their issuance could operate as a deterrent to a change in control of the Company resulting from the accumulation of outstanding Common Shares by a third party, as it allows the Board of Directors to grant voting and other rights to a person or persons determined by the Board of Directors and thereby dilute the voting power of the outstanding Common Shares and/or to otherwise affect their value. To the knowledge of management, no third party has expressed interest in acquiring control of the Company. The Board of Directors has had this authority since the Corporation was formed in 1972. Increasing the number of authorized Preferred Shares will not in substance change the authority of the Board of Directors in this regard.

 28.

                  The Board of Directors believes that the increase in the authorized Preferred Shares is appropriate in light of the substantial increase in the number of authorized Common Shares since the time at which the Company's capital structure was initially determined, and in order to provide additional flexibility to the Board of Directors in managing the Company's capital needs. In 1972, when the number of 50,000 authorized Preferred Shares was set, the Corporation had authorized Common Shares of 500,000. Since then, the number of authorized Common Shares has increased to 40,000,000. The proposal to increase the authorized Preferred Shares to 4,000,000 would restore the original ratio of authorized Preferred Shares to authorized Common Shares. The Preferred Shares could be issued in order to raise capital to support the operations of the Company or as consideration for the acquisition of other companies or assets. Except as described below, the Board of Directors has no plans or commitments for the issuance of Preferred Shares.

                  The Board of Directors has approved in principle a program under which Preferred Shares convertible into up to 250,000 Common Shares could be issued to investors thought to be in a position to assist the Company's subsidiary, Irwin Union Bank and Trust Company, in generating deposits for branch banking operations. It is contemplated that each Preferred Share issued to those investors would be issued for cash at a price bearing a close relationship to the current market value of one Common Share and would automatically convert into one Common Share at a specified future date. However, if the branch banking operation reached a specified level of deposits prior to the conversion date, then the number of Common Shares into which a Preferred Share converts would be increased by as much as 25%, depending upon the date on which the deposit level was attained.

                  As noted above, the Board of Directors already has the authority to implement this program. If the proposal to increase the number of authorized Preferred Shares is passed, Preferred Shares issued under this program could have a one-for-one conversion ratio into Common Shares, as described above. Without the increase in the number of authorized Preferred Shares, the conversion ratio would need to be much higher; for example, a ratio of 1,000 Common Shares for one Preferred Share could be used. The implementation of this program is subject to continuing review and development by management and to the resolution of certain legal and regulatory issues.

                  THE BOARD OF DIRECTORS BELIEVES THAT THE INCREASE IN THE NUMBER OF AUTHORIZED PREFERRED SHARES IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.

6. Approval of Amendment of the Articles of Incorporation to Delete an Outdated Section of Article V.
--------------------------------------------------------------------------------

                  The Company's Articles of Incorporation contain two similar sections: Article V, Section 1 and Article V, Section
                  5.20. Article V, Section 1, which shareholders have been asked to amend in item 5 above, has been amended over the years to increase authorized shares and eliminate par value. Article V,
                  Section 5.20 is a

 29.

                  remnant of an earlier version of the Articles and still authorizes the issuance of 500 common shares, par value $10, and 500 preferred shares without par value.

                  THE BOARD OF DIRECTORS BELIEVES THAT SECTION 5.20 OF ARTICLE V IS OUTDATED AND NO LONGER APPLICABLE AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DELETION OF THIS SECTION.

Voting Procedures
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of
                  business. Thus, approximately                 shares will be
                  required at the meeting for such quorum. The eleven nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing year. In order to confirm the appointment of PricewaterhouseCoopers as the Corporation's principal auditors, a majority of the votes present at the meeting, either in person or by proxy, will be required. In order to adopt each of the Irwin Financial Corporation Employees' Stock Purchase Plan III, and the Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan, the approval at the meeting of a majority of the holders of the issued and outstanding common shares of the Corporation, either in person or by proxy, will be required. In order to amend the Articles of Incorporation, a majority of the outstanding common shares of the Corporation will be required. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote or abstention is indicated on the proxy.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  Management will furnish to any shareholder, without charge, a copy of the Corporation's Annual Report on Form 10-K for 1998, together with all financial statements, the schedules thereto, and a list of the Exhibits filed therewith. If any shareholder wishes a copy of the Exhibits filed with the Corporation's Annual Report on Form 10-K, the Corporation will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Thomas D. Washburn, Chief Financial Officer, Irwin Financial Corporation, P.O. Box 929, Columbus, Indiana 47202. The Annual Report on Form 10-K will be available to requesting shareholders on or about March 31, 1999.

Deadline for Shareholder Proposals for the 2000 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of shareholders of the Corporation which are otherwise eligible for inclusion in the Corporation's proxy material must be received at the Corporation's principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to December 1, 1999, in order for the proposals to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2000 Annual Meeting.

 30.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than the matters described herein. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of the Board of Directors of the Corporation.

                                                        MATT SOUZA, Secretary
                                                        March 30, 1999

 31.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IRWIN FINANCIAL CORPORATION   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              PROXY SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS

The undersigned does hereby nominate, constitute, and appoint John A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Ramada Inn, 2485 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 29, 1999, at 4:00 p.m. (Columbus time), or at any adjournment thereof, and to vote all shares of the Corporation which the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of said meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at such meeting or at any adjournment thereof, and the Proxies are directed to:

1. Vote FOR [ ] or WITHHOLD AUTHORITY to vote for [ ] the election of the 11 directors listed below. (The Board of Directors recommends a VOTE FOR this proposal.) S. A. Dean; D. W. Goodrich; J. T. Hackett; W. H. Kling;
   B. J. Lauderback, J. C. McGinty, Jr.; Irwin Miller; W. I. Miller; J. A. Nash; L. R. Odden and T. M. Solso.

Instructions: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

     ----------------------------------------------------------------------

2. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] confirmation of the appointment of the firm of PricewaterhouseCoopers, certified public accountants, as the Corporation's independent auditors. (The Board of Directors recommends a VOTE FOR this proposal.)

3. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] the approval of the Employees' Stock Purchase Plan III. (The Board of Directors recommends a VOTE FOR this proposal.)

4. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] the approval of the 1999 Outside Director Restricted Stock Compensation Plan. (The Board of Directors recommends a VOTE FOR this proposal.)

5. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] the amendment to the Articles of Incorporation to increase the number of authorized Preferred Shares. (The Board of Directors recommends a VOTE FOR this proposal.)

                                                  (Continued on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Continued from other side)

6. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] the amendment to the Articles of Incorporation to delete an outdated section of
   Article V. (The Board of Directors recommends a VOTE FOR this proposal.)

7. Vote in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as you specify on this proxy card. IF NO
     SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR THE APPROVAL OF THE EMPLOYEES' STOCK PURCHASE PLAN III, FOR THE APPROVAL OF THE OUTSIDE DIRECTOR PLAN, FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES AND TO DELETE AN OUTDATED SECTION OF ARTICLE V, FOR THE CONFIRMATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT AUDITORS, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of notice of said meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for said meeting.

       THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING     Dated:                                     1999
       THEREOF.                                                      ------------------------------------------------
       SIGN EXACTLY AS NAME(S) APPEAR(S) HERE.                       ------------------------------------------------
                                                                     ------------------------------------------------
                                                                     (If there are two or more co-owners, all must
                                                                     sign.)
                                                                     IMPORTANT: Please sign, date, and return this
                                                                     proxy promptly in the enclosed envelope. No
                                                                     postage required if mailed in the United
                                                                     States.)

                          IRWIN FINANCIAL CORPORATION

            1999 OUTSIDE DIRECTOR RESTRICTED STOCK COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to encourage ownership of the Common Shares of Irwin Financial Corporation by Outside Directors of the Corporation and its subsidiary companies in order to provide Outside Directors with a more direct and proprietary interest in the welfare and success of the Company and to encourage their continuation as directors. The Plan is further intended to increase the incentive to promote the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-term plans and objectives of the Company, thereby furthering and securing the Company's continued growth and financial success.

2. Definitions. The following terms shall have the meanings hereinafter set forth:

          (a) "Affiliate" means a corporation that is a parent or subsidiary corporation of the Company.

          (b) "Board of Directors" means the board of directors of the Company as it shall exist from time to time.

          (c) "Common Shares" means the Common Shares of the Company.

          (d) "Company" means Irwin Financial Corporation, an Indiana corporation.

          (e) "Director Fees" means the amounts payable to an Outside Director for Retainer Fees and/or Meeting Fees.

          (f) "Meeting Fees" means the amounts payable to an Outside Director for his or her attendance at meetings of the Board of Directors or of committees of the Board of Directors.

          (g) "Election" means an election by an Outside Director to receive Common Shares in payment for Meeting Fees and/or Retainer Fees in accordance with the terms of this Plan.

          (h) "Market Value" means the closing price of the Common Shares on the last trading day prior to the effective date of an Election, or on such other date as may be designated by the Plan Committee, as reported by the National Association of Securities Dealers, Inc. or, if not so reported, by such other source as the Plan Committee shall designate.

          (i) "Outside Director" means any director of the Company or an Affiliate who is not employed by the Company or any Affiliate in any capacity.

          (j) "Plan" means this Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan.

          (k) "Plan Committee" means the individual or group of individuals appointed by the Board of Directors as the committee responsible for administration of the Plan.

          (l) "Plan Year" means the twelve month period commencing on January 1 and ending on December 31 of each year or such other dates as may be established by the Plan Committee from time to time.

          (m) "Retainer Fees" means the amount payable to an Outside Director for service as a director of the Company for a fixed period of time.

          (n) "Secretary" means the Secretary of the Company.

3. Administration. The Plan shall be administered by the Plan Committee. The Plan Committee shall have the power to interpret and construe the provisions of the Plan, and its interpretations and constructions shall be final and binding. The Plan Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. The initial Plan Committee shall have one member, who shall be the Secretary. The Plan Committee shall not be liable for any action or determination made in good faith.

4. Participation. All persons who are Outside Directors shall be eligible to participate in the Plan.

5. Shares. The shares to be issued pursuant to the Plan shall be the Company's authorized but unissued, or reacquired, Common Shares. The total number of the Common Shares that may be issued under the Plan shall not exceed one hundred thousand (100,000) shares in the aggregate, subject to adjustment in accordance with the provisions set forth in paragraph 6(e) hereof. In the event any Common Shares represented by certificates held by the Secretary pursuant to the Plan revert to the Company for any reason during the term of this Plan, those Common Shares may again be issued under the Plan. During the term of the Plan, the Company shall reserve and keep available a sufficient number of Common Shares to satisfy its obligations hereunder.

6. Operation of the Plan. The Plan shall operate in accordance with and subject to the following terms and conditions:

          (a) Election to Receive Common Shares. Unless an Election is made, Director Fees shall be paid in United States dollars. An Election may be made with respect to Retainer Fees or Meeting Fees, or both. Except as provided herein with respect to calendar year 1999 and with respect to an Election relating to the calendar year in which a person is first elected as an Outside Director, each Election shall be effective for not less than one calendar year but may be made for additional calendar years subject to any limitation that may be imposed by the Plan Committee at the time an Election is made. In order to make an Election, an Outside Director must deliver a written Election form to the Plan Committee (i) within thirty
     (30) days following the effective date of the Plan (to be effective as of July 1, 1999) with respect to the Plan Year ending December 31, 1999, (ii) within thirty (30) days following the date of his or her first election as an Outside Director, or (iii) at least thirty (30) days prior to the first day of each Plan Year thereafter, specifying the Plan Year(s) covered by the Election. Elections, when made, are irrevocable.

          (b) Determination of Number of Common Shares. The number of Common Shares to be issued to an Outside Director pursuant to an Election shall be the largest number of whole shares resulting from the division of (i) the dollar amount of the Director Fees covered by the Election by (ii) the Market Value of one Common Share. No fractional shares shall be issued under the Plan and cash shall be paid in lieu thereof based upon the Market Value of one Common Share. For purposes of this paragraph, the dollar amount of Retainer Fees subject to an Election covering more than one Plan Year shall be an amount equal to the Retainer Fees established for the first Plan Year to which the Election applies, multiplied by the total number of Plan Years covered by the Election. If Retainer Fees are increased in subsequent Plan Years to which an Election applies, the Company shall issue additional Common Shares with respect to the increase in Retainer Fees in accordance with the formula contained in the paragraph, and based upon the Market Value of Common Shares on the effective date of the increase in Retainer Fees.

          (c) Issuance of Certificates and Delivery to Outside Director.

             (i) As soon as practicable after the first day of the first Plan Year covered by an Election with respect to Retainer Fees, the Plan Committee shall cause the Company to issue a share certificate, in the name of each Outside Director making an Election with respect to Retainer Fees, for that number of Common Shares, determined in the manner provided in this Plan, issuable with respect to all Plan Years covered by the Election. The rights of the

        Outside Directors with respect to Common Shares issued in payment for Retainer Fees shall vest as of the last day of each Plan Year covered by an Election.

             (ii) As soon as practicable after the last day of each calendar quarter of each Plan Year, the Plan Committee shall cause the Company to issue, in the name of each Outside Director making an Election with respect to Meeting Fees payable for that calendar quarter, a share certificate with respect to the number of Common Shares determined in the manner provided in this Plan.

             (iii) Each share certificate issued pursuant to paragraph 6(c)(i) or (ii) shall be delivered to the Secretary, who shall hold the share certificate(s) for the benefit of the Outside Director until the expiration of a period of one year following the last date covered by the Election pursuant to which the Common Shares were issued, or until such earlier date as the Committee may determine in its discretion, at which time the Secretary shall promptly deliver to the Outside Director the certificate(s) representing the Common Shares to which the Outside Director is entitled.

             (iv) If requested by an Outside Director at the time an Election is made, share certificate(s) may be issued jointly to the Outside Director and any other person or persons.

             (v) An Outside Director may elect to defer delivery of share certificates until the expiration of the last Plan Year covered by an Election. An election made pursuant to this subparagraph shall be irrevocable.

          (d) Forfeiture of Shares Issued in Payment for Retainer Fees. If an Outside Director does not continue to serve as an Outside Director for the entirety of each Plan Year covered by an Election with respect to Retainer Fees, the Outside Director shall forfeit that number of Common Shares to be issued with respect to Retainer Fees for that Plan Year in the same proportion that the number of full months of the Plan Year for which the Outside Director did not serve bears to 12; for example, if the Outside Director ceases to serve on August 15, and there were 120 Common Shares to be issued to him or her with respect to that Plan Year, he or she would forfeit 30 of those Common Shares. In the event that the cessation of service is the result of the death, disability or retirement of the Outside Director, the Committee may waive the provisions of this subsection, with the result that the Outside Director may receive the Common Shares to be issued with respect to Retainer Fees for the Plan Year in which the cessation of service occurs. Any Common Shares forfeited in accordance with this paragraph shall immediately revert to the Company. Any waiver of the provisions of this subsection granted by the Committee shall not be affected by the subsequent death or disability of the Outside Director.

          (e) Recapitalization. The aggregate number of Common Shares which may be issued hereunder, and the number of Common Shares subject to each outstanding Election, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Company or any other capital adjustment of the Company, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Company.

          (f) Nonassignability. No right to receive shares pursuant to an Election shall be assignable or transferable except by will or under the laws of descent and distribution.

          (g) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and/or delivery of certificates representing Common Shares until (i) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed or the admission of such shares for quotation in any automated inter-dealer quotation system in which such shares are then quoted and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation or the rules and regulations of any exchange upon which the Common Shares are traded as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete. Any person acquiring Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts. Certificates representing Common Shares issued pursuant to the Plan may bear such legends or other statements concerning restrictions on the transferability of the shares as the Company may determine to be necessary or advisable to comply with applicable securities laws.

          (h) Rights as a Shareholder.

             (i) An Outside Director shall have no rights as a shareholder with respect to Common Shares subject to an Election until the date of issuance of a certificate representing those shares. Upon the issuance of a certificate, the shares represented thereby shall be fully paid and nonassessable Common Shares of the Company, the Outside Director shall have the power to vote those Common Shares on all matters presented to a vote of the shareholders of the Company and shall be entitled to receive all dividends and other distributions declared or paid by the Company with respect thereto. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

             (ii) An Outside Director shall have no right to sell, convey, transfer, mortgage, pledge, hypothecate, encumber or otherwise dispose of any Common Shares issued pursuant to the Plan during the time the certificates representing Common Shares are held by the Secretary, other than for transactions between the Outside Director and the Company or any director of the Company or an Affiliate.

7. Term of Plan. If approved by the holders of majority of the issued and outstanding Common Shares voting in person or by proxy at the 1999 Annual Meeting of Shareholders of the Company, the Plan shall become effective on July 1, 1999. The Plan shall terminate on December 31, 2009, or on such earlier date as the Board of Directors may determine. No Common Shares shall be issued under the Plan after the termination date.

8. Amendment of the Plan. The Board of Directors, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common Shares for which certificates have not been issued.

9. No Right to Reelection as a Director. Neither the adoption of the Plan, the issuance of any Common Shares hereunder, nor any other action taken relating to the Plan shall impose any obligation on the Company or any Affiliate or the Board of Directors thereof to nominate any Outside Director for reelection as a director by the shareholders of the Company or any Affiliate.

10 Withholdings. The Company shall have the right to require an Outside Director to remit to the Company amounts sufficient to satisfy any applicable withholding requirements set forth in the Internal Revenue Code of 1986, as amended, or under state or local law relating to Common Shares issued to that Outside Director. The Company shall have the right, to the extent permitted by law, to deduct from any payment of any kind otherwise due to an Outside Director who receives Common Shares under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of those Common Shares. An Outside Director may elect to reduce the number of Common Shares to be received by him under the Plan in order to satisfy any federal, state or local withholding obligation.

                          IRWIN FINANCIAL CORPORATION
                       EMPLOYEES' STOCK PURCHASE PLAN III

                                  WITNESSETH:

WHEREAS, Irwin Financial Corporation ("Corporation") desires to provide eligible employees of the Corporation and certain affiliated companies with an opportunity to acquire a proprietary interest in the Corporation through the purchase of Common Shares of the Corporation; and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Shares at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this employee stock purchase plan pursuant to the provisions of section 423 of the Internal Revenue Code of 1986, as amended, as follows:

                                   ARTICLE I

                             ESTABLISHMENT OF PLAN

The 1999 Irwin Financial Corporation Employees' Stock Purchase Plan (the "Plan") is hereby established effective as of the date the registration of the Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission, provided however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months before or after the date the Plan is adopted by the Board of Directors.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

(a) "Account" means the record of a Participant's interest in the Plan, as maintained by the Committee or its designee pursuant to Section 7.01(c), consisting of the sum of the Participant's payroll deductions under the Plan, the deduction of the amounts expended on behalf of the Participant to exercise his or her options under the Plan, the credit of the number of Common Shares (including fractional shares) purchased under the Plan for the Participant and held by the Custodian and the amounts, if any, carried forward on behalf of the Participant from one Date of Exercise to the next Date of Exercise.

(b) "Affiliate" means a corporation which is a parent or subsidiary of the Corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Code Section 425(a) applies.

(c) "Board of Directors" means the board of directors of the Corporation as it shall exist from time to time.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" means the committee appointed by the Board of Directors under
Section 7.01 to administer the Plan.

(f) "Common Shares" means the Common Shares of the Corporation.

(g) "Corporation" means Irwin Financial Corporation, an Indiana corporation, and its successors and assigns.

(h) "Custodian" means any party designated by the Board of Directors pursuant to
Section 7.02 to act as custodian under the Plan.

(i) "Date of Exercise" means the first business day following a Payday and/or such other date or dates as may be established by the Committee as a date upon which options granted under the Plan are to be exercised.

(j) "Effective Date" means the effective date of this Plan, which is the date the registration under the Securities Act of 1933, as amended, of Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission.

(k) "Eligible Employee" means any person employed by the Corporation as a common law employee or any of its Affiliates except for:

          (1) employees who have been employed less than six months (other than former Participants re-employed by the Company);

          (2) employees who customary employment is less than twenty (20) hours per week; and

          (3) employees whose customary employment is for not more than five (5) months in any calendar year.

(l) "Option Price" means the price to be paid by Participants upon the exercise of options granted under this Plan, determined as provided in Section 5.02.

(m) "Participant" means an Eligible Employee who (i) authorizes the Corporation or an Affiliate to make payroll deductions from Plan Compensation for the purpose of purchasing Common Shares pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a voluntary or involuntary withdrawal, pursuant to Article VI or Section 7.04 since his or her most recent commencement of participation pursuant to Section 3.01.

(n) "Payday" means the date on which an Eligible Employee receives any Plan Compensation.

(o) "Plan" means the 1999 Irwin Financial Corporation Employees' Stock Purchase Plan, as amended from time to time.

(p) "Plan Compensation" means all cash payments made by the Corporation or any Affiliate to an Employee through its payroll system for services as an employee including, without limitation, wages, salary, incentive compensation, bonuses and profit sharing payments.

(q) "Section," when not preceded by the word "Code," means a section of this Plan.

Section 2.02. Construction and Governing Law

(a) This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

(b) This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.

                                  ARTICLE III

                                 PARTICIPATION

Section 3.01. Participation.

(a) Any person who is an Eligible Employee on the Effective Date may become a Participant in the Plan as of the first Payday after the Effective Date, by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan, within the time period established by the Committee.

(b) After the Effective Date, an Eligible Employee who is not a participant may become a Participant in the Plan as of the first day of a calendar quarter, by completing and returning to the Committee at least thirty (30) days before such date such forms as the Committee shall require to authorize payroll deductions and request participation in the Plan.

Section 3.02. Payroll Deductions.

(a) Payroll deductions for a Participant shall commence on the first Payday after an Eligible Employee becomes a Participant and shall continue until the earlier of (i) the termination of the Plan or (ii) the date the Participant suspends his or her payroll deductions or ceases participation pursuant to subsection (b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from his or her Plan Compensation on each Payday during the time he or she is a Participant in the Plan in a specified whole dollar amount; provided, however, the minimum amount of the payroll deduction authorized by the Participant must be at least $5.00 per Payday.

(b) A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least ten (10) days prior to such Payday. A Participant's suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.

Section 3.03. Participant's Account. On each Payday, the Corporation or its Affiliate, as the case may be, shall deduct the authorized amount from each Participant's Plan Compensation and shall credit the Account of each Participant with the amount of the Participant's payroll deduction under the Plan effective as of the Payday on which it was deducted.

                                   ARTICLE IV

                                 COMMON SHARES

The shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted under this Plan shall not exceed in the aggregate Seven Hundred Fifty Thousand (750,000) Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this Plan. Common Shares required to satisfy purchases pursuant to the Plan may be provided out of the Corporation's treasury shares or its authorized and unissued Common Shares.

                                   ARTICLE V

                        GRANTING AND EXERCISE OF OPTIONS

Section 5.01. Grant of Options.

(a) On each Payday, there shall be granted automatically by the Corporation to each Participant, except those identified in subsection (b) of this Section 5.01, an option to purchase on the next succeeding Date of Exercise at the Option Price such number of the Common Shares, including fractional shares, reserved for issuance pursuant to this Plan as the balance in such Participant's Account on such Date of Exercise enables him or her to purchase.

(b) Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted an option:

(1) if the Participant, immediately after the option is granted, would own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation or its Affiliates, provided that (i) the rules of Code Section 425(d) shall apply in determining the share ownership of an individual, and (ii) shares which the Participant may purchase under outstanding options shall be deemed to be owned by the Participant; or

(2) which permits his or her rights to purchase shares under all employee stock purchase plans of the Corporation and its Affiliates to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of Common Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 5.02. Option Price. The option price for Common Shares purchased as of each Date of Exercise shall be eighty-five percent (85%) of the closing price of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation/National Market System ("Nasdaq/ NMS") for the last trading day prior to such Date of Exercise or, if not so reported, as reported by such other source as the Committee shall designate.

Section 5.03. Exercise of Option; Limitations. As of each Date of Exercise, each Participant's option to purchase Common Shares shall be exercised automatically for his or her Account. The Participant shall purchase the number of shares, including fractional shares, which the amount of cash credited to his or her Account on that Date of Exercise shall enable him or her to purchase at the Option Price. As soon as administratively reasonable after each Date of Exercise, the Corporation shall notify the Custodian of the number of Common Shares purchased for the Account of each Participant on such Date of Exercise.

Section 5.04. Interest in Shares. A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant's Account. Upon written request directed to the Committee, a Participant shall be entitled to receive a certificate representing the number of whole Common Shares and/or cash in lieu of any fractional shares credited to the Participant's Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant.

Section 5.05. Fractional Shares. A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant's Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant's withdrawal from the Plan under Article VI or Section 7.04 or upon the Committee's receipt of a request to issue certificates pursuant to Section 5.04, there shall be paid in lieu of any fractional share held in a Participant's Account an amount in cash equal to the product of (i) the amount of the fraction, multiplied by (ii) the closing price of the Common Shares as reported by the NASDAQ/NMS for the effective date of the Participant's withdrawal from the Plan or the date on which the Committee receives the request pursuant to Section 5.04, whichever applies.

                                   ARTICLE VI

                                   WITHDRAWAL

Section 6.01. Voluntary Withdrawal. A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least ten (10) days prior to such Payday. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant's withdrawal from the Plan, the Corporation shall cause the balance of the Participant's Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, to be paid to him or her. A Participant's withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).

Section 6.02. Involuntary Withdrawal. Upon termination of a Participant's employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant's Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, shall be paid to him or her, or, in the case of his or her death, to his or her beneficiary as provided in Section 6.04. The Corporation shall cause such amount to be paid as soon as administratively reasonable after such termination of employment.

Section 6.03. Interest. No interest shall be payable in amounts held in a Participant's Account, or on amounts payable to a Participant or a beneficiary.

Section 6.04. Participant's Beneficiary

(a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Shares or cash credited to the Participant's Account under the Plan in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice.

(b) On the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant's designated beneficiary, the Corporation shall cause the shares or cash provided in Section 6.04(a), if any, to be delivered to such beneficiary as soon as administratively reasonable. If a Participant dies without a surviving designated beneficiary, the Corporation shall cause such shares or cash to be delivered to the estate or a representative of the estate of the Participant.

(c) No designated beneficiary, and no heir or beneficiary of the estate, of a deceased Participant shall acquire any interest in the Common Shares or cash credited to the Participant's Account under the Plan prior to the death of the Participant.

                                  ARTICLE VII

                              PLAN ADMINISTRATION

Section 7.01. Administrative Committee.

(a) The Plan shall be administered, at the expense of the Corporation, by the Committee. The Committee shall consist of not less than three (3) members, who shall be appointed by the Board of Directors. Each member of the Committee shall be either a director, officer or employee of the Corporation. Each member of the Committee shall serve until removed by the Board of Directors and such removal may be without cause and without advance notice.

(b) The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.

(c) The Committee shall keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and purchases of Common Shares, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

Section 7.2. Custodian

(a) The Board of Directors, in its sole discretion, shall appoint a Custodian. The custodian may, but need not, be an Affiliate of the Corporation. The Custodian may be removed by the Board of Directors at any time with thirty (30) days prior notice in writing to the Custodian.

(b) The Custodian shall maintain complete and accurate records of the number of whole and fractional shares in each Participant's Account and shall deliver certificates representing such whole shares to the Participant upon receipt of written direction from the Committee.

Section 7.03. Registration of Shares; Dividends

(a) Common Shares purchased for a Participant's Account under this Plan may, in the discretion of the Custodian, be registered in the name of its nominee. The certificates for Common Shares to be delivered to Participants under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the Date of Exercise, in the names of the Participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee shall timely notify the Custodian of its receipt of any such written notice.

(b) All dividends paid with respect to the whole and fractional shares in a Participant's Account shall be credited to his or her Account and used to purchase Common Shares on the next Date of Exercise.

Section 7.04. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04 or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in it sole discretion, may treat such act as an election to withdraw from the Plan.

Section 7.05. Separate Accounting for Payroll Deductions. No payroll deductions received or held by the Corporation or any Affiliate under this Plan may be used by the Corporation or the Affiliate for any corporate purpose, and the Corporation and the Affiliate shall separately account for such payroll deductions.

Section 7.06. Only Employees Eligible to Participate. Notwithstanding any other provision of this Plan, to be eligible to exercise an option a Participant shall be an employee of the Corporation or its Affiliates at all times during the period beginning with the date the option is granted and ending on the Date of Exercise.

Section 7.07. Equal Rights and Privileges. Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

Section 7.08. Claims Procedures.

(a) Any person who believes that he or she is entitled to any benefits under this Plan shall present such claim in writing to the Committee. The Committee shall within sixty (60) days provide adequate notice in writing to any claimant as to the decision on any such claim. If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial;
(ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's review procedure. Such notice shall be written in a manner calculated to be understood by the claimant. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Committee. If such appeal is not filed within said sixty
(60) day period, the decision of the committee shall be final and binding. The Committee shall act as a fiduciary in making a full and fair review of such denial. The claimant or his or her duly authorized representative may review any Plan documents, which are pertinent to the claim and may submit issues and comments to the Committee in writing.

(b) A decision by the Committee shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal, provided, however, if the Committee decides a hearing at which the claimant or his or her duly authorized representative may be present is necessary and such a hearing is held, such decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after its receipt of the appeal. Any such decision of the Committee shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by a Participant. Any such decision by the Committee shall be final.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

Section 8.01. Recapitalization. The aggregate number of Common Shares which may be issued hereunder shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Corporation or any other capital adjustment of the Corporation, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Corporation. In the event that, prior to the purchase of all of the Common Shares provided for herein, there shall be a capital reorganization or reclassification of the capital of the Corporation resulting in a substitution of other shares for the common shares, there shall be substituted the number of substitute shares which would have been issued pursuant to the option in exchange for the Common Shares then subject to the option as if such Common Shares had been then issued and outstanding.

Section 8.02. Amendment and Termination.

(a) Except as provided in subsection (c) of this Section 8.02, the Board of Directors of the Corporation, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common Shares for which an option has not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation:

          (1) increase the maximum number of Common Shares that may be issued under the Plan;

          (2) change the class of shares, which may be issued under the Plan;

          (3) change the designation of the persons or class of persons eligible to receive Common Shares under the Plan; or

          (4) change the provisions of Section 5.02 concerning the option price.

(b) Unless earlier terminated by the Board of Directors pursuant to subsection
(a) of this Section 8.02, this Plan will terminate on the Date of Exercise on which the remaining Common Shares reserved for the grant of options under this Plan are not sufficient to enable each Participant on such date to purchase at least one share. No option may be granted after the termination of the Plan.

(c) Notwithstanding the provisions of subsection (a) of this Section 8.02, the provisions of Sections 2.01(k) defining "Eligible Employee," Section 3.01 concerning participation in the Plan, Section 5.01(a) concerning the timing and amount of the options granted to Participants, and Section 5.02 concerning the Option Price, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

Section 9.01. Notices. All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Corporation, or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan shall be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its Affiliates.

Section 9.02. No Right to Continued Employment. Neither the establishment nor the maintenance of the Plan nor any amendment thereof nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed as giving any Eligible Employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Eligible Employee or any other person at any time in its discretion.